2003  SEC  FORM  10-K  EXHIBIT  10-D-60
                        GREEN MOUNTAIN POWER CORPORATION
                           DIRECTOR DEFERRAL AGREEMENT
                           ---------------------------

THIS DEFERRAL AGREEMENT (the "Agreement") is between ELIZABETH A. BANKOWSKI (the "Participant"), the holder of a Stock Unit granted under the Green Mountain Power Corporation 2000 Stock Incentive Plan (the "Plan"), and GREEN MOUNTAIN POWER CORPORATION, a Vermont corporation (the "Company"). All terms used herein that are defined in the Plan have the same meaning given them in the Plan.
1.     ELECTION  OF  DEFERRED  BENEFIT.
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     The  Participant  hereby  elects  to defer payment of his or her Stock Unit award in accordance with Section 6(g)(iii) of the Plan and receive a deferred Stock Unit ("DSU"). The Participant elects the DSU with respect to 1,100 shares of Common Stock (the "Shares") subject to an award of Stock Units on October 6, 2003.
2.     FUTURE  DISTRIBUTION  OF  SHARES.
       ---------------------------------
     As  soon  as  practicable  following  the  distribution  date prescribed by
Section 5 of this Agreement, the Company shall issue or distribute the Shares and the Additional Shares, as defined in Section 5(a), to the Participant or, if the Participant is not living, the Participant's Beneficiary. For purposes of this Agreement, the Participant's Beneficiary shall be the person or persons or entity or entities who succeed to the Participant's rights under this Agreement by will or by the laws of descent and distribution.
3.     DIVIDEND  EQUIVALENTS.
       ----------------------
     The Company shall pay dividend equivalents to the Participant with respect to the Shares and the Additional Shares. The amount of any dividend equivalents payable under this Section 3 shall be equal to the amount of dividends that would have been payable on the Shares and the Additional Shares if the Shares and the Additional Shares were outstanding on the record date for the dividend payment. Dividend equivalents shall be paid as soon as practicable following the  payment  date  for  the  dividend  on  the  Common  Stock.
4.     VESTING.
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     The  Participant's right to receive the Shares and the Additional Shares as a DSU is nonforfeitable. Notwithstanding the immediately preceding sentence, the obligation to distribute the Shares and the Additional Shares as a DSU is an unfunded obligation of the Company and the Participant is an unsecured creditor of the Company with respect to the satisfaction of the DSU.
5.     DEFERRAL  OF  DISTRIBUTION  AND/OR  DIVIDEND  EQUIVALENTS.
       ---------------------------------------------------------
(a) Subject to the provisions of Section 5(b) of this Agreement, the Participant may, on or prior to December 1, 2003, elect the date as of which (i)
     the Shares will be distributed in satisfaction of the DSU and (ii) the Participant shall receive dividend equivalents in accordance with Section 3 of this Agreement. The Participant may elect a distribution date with reference to a specific date, a specific event, termination of service as a director of the Company ("termination") or the Participant may elect a distribution date with reference to the earlier or later to occur of a specific date or specific event or termination. Subject to the provisions of Section 5(b) of this Agreement, the Participant hereby makes the following election with respect to the distribution of the Shares:
_x__     Distribution  as  of  this  date:_01/01/2010_______________.
___     Distribution  as  of  the  following  event:_______________________.
___     Distribution  upon  termination.
___     Distribution  as  of  the  earlier  of the date or event or termination.
__x_     Distribution  as  of  the  later  of  the date or event or termination.
     Subject to the provisions of Section 5(b) of this Agreement, the Participant hereby makes the following election with respect to the receipt of dividend equivalents:
_x__     Receive  dividend  equivalents  as  of  this
date:_01/01/2010_______________.
___     Receive  dividend  equivalents  as  of  the  following
event:_______________________.
___     Receive  dividend  equivalents  upon  termination.
___     Receive  dividend  equivalents as of the earlier of the date or event or termination.
__x_     Receive  dividend  equivalents  as of the later of the date or event or termination.
     Deferred dividend equivalents shall be treated as invested in additional shares of Common Stock ("Additional Shares"). Additional Shares shall be deferred and distributed in the same manner as Shares pursuant to the first paragraph of this Section 5(a).
(b)     Notwithstanding  the  Participant's  election(s)  under  the  preceding
Section 5(a), the Shares and the Additional Shares will be distributed in satisfaction of the DSU as soon as practicable following the Participant's death or  disability,  while  acting  as  a  director  of  the  Company.
6.     SHAREHOLDER  RIGHTS.
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     The  Participant  (and  any  Beneficiary)  shall  not  have any rights as a shareholder of the Company with respect to the Shares, the Additional Shares or the DSU until the issuance of shares of Common Stock to the Participant or Beneficiary.
7.     ADJUSTMENTS  FOR  CAPITAL  CHANGES.
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     The  number  of  Shares, Additional Shares and the DSU shall be adjusted as the Committee determines is equitably required in the event that the Company effects one or more stock dividends, stock split-ups, share consolidations or other similar changes in the capitalization of the Company.
8.     TAX  WITHHOLDING.
       ----------------
     The Participant (or any Beneficiary) shall make arrangements satisfactory to the Company for the satisfaction of any income, employment or other tax withholding obligations arising in connection with this Agreement or the settlement of the DSU.
9.     GOVERNING  LAW.
       --------------
     This Agreement shall be governed by, and interpreted under, the laws of the State of Vermont except its choice of law provisions to the extent that they would require the application of the laws of a State other than the State of Vermont.
10.     NONASSIGNMENT;  SUCCESSORS.
        --------------------------
(a) The Participant may not assign, pledge, hypothecate or transfer the Participant's rights under this Agreement other than by will or the law of descent and distribution. This Agreement shall be binding upon the Beneficiary and any successor in interest to the Participant.
(b) This Agreement shall be binding upon the Company and any successor in interest to the Company, whether such succession is by contract, assignment, operation or law or otherwise.
                                      * * *

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IN  WITNESS  WHEREOF,  the Company has caused this Agreement to be signed by its duly authorized officer and the Participant has signed this Agreement on the date or dates set forth below.

GREEN  MOUNTAIN  POWER  CORPORATION

By:/s/Christopher  L.  Dutton
Date:  December  1,  2003

ELIZABETH  A.  BANKOWSKI

/s/Elizabeth  A.  Bankowski
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Date:  December  1,  2003